UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2007 (March 29, 2007)
BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On March 29, 2006, the Board of Directors’ Compensation Committee (the “Committee”) of BlueLinx Holdings Inc. (the “Company”) granted awards in the form of restricted shares of the Company’s common stock, as well as performance shares to certain of the Company’s named executive officers (as identified in the proxy statement relating to the 2006 Annual Meeting of Shareholders and as of December 31, 2006). All awards were granted pursuant to and are subject to the terms of the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”).
Grants of Restricted Stock
     Each restricted stock award was granted in accordance with the terms of the form of Restricted Stock Award Agreement under the Plan. Each restricted stock award vests on March 29, 2012, five years after the grant date, subject to accelerated vesting under certain conditions. Pursuant to the accelerated vesting provision of the Restricted Stock Award Agreement, a percentage of the stock award vests upon the attainment of a specified Average Company Share Price, as defined in the Restricted Stock Award Agreement, with no more than 33.333% of the award shares vesting before March 29, 2008. The restricted stock awards were granted as follows:

Number of Shares of
Name of Recipient	Restricted Stock
Stephen E. Macadam, Chief Executive Officer	46,875
George R. Judd, President & Chief Operating Officer	33,313
Lynn A. Wentworth, Chief Financial Officer	25,000
David J. Dalton, Senior Vice President — West	8,875
Steven G. Skinner, Senior Vice President, Industrials	8,875
Barbara V. Tinsley, General Counsel & Secretary	8,875
Grants of Performance Shares
     Each performance share award was granted in accordance with the terms of the Performance Share Award Agreement under the Plan, in the form attached hereto as Exhibit 10.1. Each performance share award provides for a target number of shares of the Company’s common stock to be issued to the recipient at the conclusion of the performance cycle on December 31, 2009, pursuant to the terms of the performance measure vesting schedule in the award agreement (subject to accelerated vesting upon a Change of Control, as defined in the Plan). The performance measure vesting schedule is used to determine the actual amount of shares of Company common stock to be issued to the recipient, based on the Company meeting certain targets for return on net assets in 2009 and specialty product volume growth in excess of the Company’s end-use market growth for the performance period of 2007-2009. These targets were approved by the Compensation Committee in conjunction with the grant of performance share awards. Pursuant to the terms of the performance measure vesting schedule, a recipient may earn 0% to 150% of the number of targeted shares awarded to him or her in the Performance Share Award Agreement. The targeted performance share awards were awarded as follows:

Target Number of
Name of Recipient	Performance Shares
Stephen E. Macadam, Chief Executive Officer	59,713
George R. Judd, President & Chief Operating Officer	42,436
Lynn A. Wentworth, Chief Financial Officer	31,847
David J. Dalton, Senior Vice President — West	11,306
Steven G. Skinner, Senior Vice President, Industrials	11,306
Barbara V. Tinsley, General Counsel & Secretary	11,306
Item 9.01 Financial Statements and Exhibits
(d)   Exhibits
(10.1)	BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan Form of Performance Share Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
	By:	/s/ Barbara V. Tinsley
Barbara V. Tinsley
Dated: April 4, 2007		General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

(10.1)	BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan Form of Performance Share Award Agreement